Exhibit 99.1

Clarivate Analytics Closes Acquisition of Decision Resources Group

— Creates a leading information insight solutions provider to the Life Sciences industry, helping them improve human lives —

London, UK, & Philadelphia, US, March 2, 2020 – Clarivate Analytics plc (NYSE:CCC; CCC.WS) (“Clarivate”), a global leader in providing trusted insights and analytics to accelerate the pace of innovation, today announced it has completed its acquisition of Decision Resources Group (“DRG”). Previously, Clarivate announced on January 17, 2020 its intent to acquire DRG from Piramal Enterprises Limited (“PEL”, NSE: PEL, BSE: 500302), part of global business conglomerate Piramal Group.

“We are excited to welcome DRG’s colleagues to Clarivate and begin to roll out the many benefits of this acquisition to customers and colleagues alike,” said Jerre Stead, Executive Chairman and CEO of Clarivate. “People are our only sustainable competitive advantage and both organizations are built on amazing people with deep industry, subject matter and technical expertise. We will move quickly and smoothly to integrate DRG with our Science Group. For customers, the combination of DRG’s services and solutions with Clarivate’s Life Sciences solutions, including CortellisTM, will help customers make smarter, faster evidence-based decisions to boost clinical and commercial success.”

DRG is a premier provider of high-value data, analytics and insights products and services to the healthcare industry. DRG specializes in enabling the world’s leading pharma, biotech and medical technology companies to achieve commercial success in complex health markets with the creation of effective patient-centric commercial strategies.

Financing Details

In connection with the closing of the $950 million acquisition of DRG, Clarivate paid $900 million in cash from a combination of equity proceeds and debt financing. The balance of approximately $50 million of deferred consideration in the form of Clarivate ordinary shares is expected to be issued one year after closing. In February 2020, Clarivate closed a primary offering of 27,600,000 ordinary shares resulting in net proceeds of approximately $540 million and closed a $360 million principal amount Incremental Senior Secured Term Loan B Facility.

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About Clarivate Analytics

Clarivate Analytics™ is a global leader in providing trusted insights and analytics to accelerate the pace of innovation. We have built some of the most trusted brands across the innovation lifecycle, including the Web of Science™, Cortellis™, Derwent™, CompuMark™, MarkMonitor™ and Techstreet™. Today, Clarivate Analytics is on a bold entrepreneurial mission to help customers reduce the time from new ideas to life-changing innovations. For more information, please visit clarivate.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict, and many are outside of our control. Important factors that could cause our actual activities, results and financial condition to differ materially from those indicated in the forward-looking statements include our failure to achieve anticipated cost and revenue synergies from the DRG acquisition, as well as the factors discussed under the caption “Risk Factors” in the prospectus Clarivate filed with the U.S. Securities and Exchange Commission (“SEC”) on February 7, 2020, along with our other filings with the SEC. However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this press release. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

Investor Relations Contact
Mark Donohue, Head of Investor Relations

mark.donohue@clarivate.com

+1 (215) 243 2202

Media Contact
Tabita Seagrave, Head of Global Corporate Communications

media.enquiries@clarivate.com